EXHIBIT 99.2

ALIGNVEST

March 11th, 2023

Scott Morris

General Counsel and Secretary

Trilogy International Partners Inc.

155 108th Avenue NE, Suite 400

Bellevue WA 98004

Withdrawal from Investor Rights Agreement

Dear Mr. Morris,

I write on behalf of Alignvest Management Corporation (“Alignvest”) to advise you that Alignvest hereby withdraws irrevocably from the Investor Rights Agreement between Trilogy International Partners Inc. and Alignvest dated February 7, 2017, and hereby waives any rights or claims it may have under such agreement.

Sincerely,

ALIGNVEST MANAGEMENT CORPORATION

By:	/s/ Reza Satchu
Name: Reza Satchu
Title: Founder and Managing Partner

Accepted:

TRILOGY INTERNATIONAL PARTNERS INC.

By:	/s/ Scott Morris
Scott Morris

Date: March 11, 2023

1027 Yonge Street Suite 200 Toronto ON M4W 2K9